                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        AMERICAN HONDA RECEIVABLES CORP.

                                   ----------

                                    ARTICLE I

                                      NAME

     The name of the corporation is American Honda Receivables Corp.

                                   ARTICLE II

                             PURPOSE OF CORPORATION

     (a) Subject to paragraph (b) below, the purpose of the corporation (the
"Corporation") is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     (b) Notwithstanding paragraph (a) above, the purpose of the Corporation is limited to the following purposes, and activities incident to and necessary or convenient to accomplish the fallowing purposes: (i) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, new and used automobiles, light duty trucks and minivans (the "Receivables"); (ii)
to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of certificates or notes or other evidence of indebtedness (the "Securities") that are collateralized by or evidence an interest in the Receivables; and (ii) negotiate, authorize, execute, deliver and assume the obligations of any agreement relating to the activities set forth in clauses (i) and (ii) above, including but not limited to any pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement and to engage in any lawful activity which is incidental to the activities contemplated by any such agreement. So long as any outstanding debt of the Corporation or
Securities are rated by any nationally recognized statistical rating organization, the Corporation shall not issue notes or otherwise borrow money unless (A) the Corporation has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such rated debt or Securities, or (B) such notes or borrowings (1) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) or are nonrecourse against any assets of the Corporation other than the assets pledged to secure such notes or borrowings, (2) do not constitute a claim against the Corporation in the event such assets are insufficient to pay such notes or borrowings, and (3)
where such notes or borrowings are secured by the rated debt or Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) to such rated debt or
Securities.

                                   ARTICLE III

Reserved

                                   ARTICLE IV

                                  CAPITAL STOCK

     The Corporation shall have one class of stock designated as Common Stock, and the total number of shares of stock of that class that the Corporation shall have authority to issue is 1,000 shares of no par stook. No shareholder shall have any preemptive right to acquire additional shares of the Corporation.

                                    ARTICLE V

                              INDEPENDENT DIRECTORS

     The Corporation shall at all times, except as noted hereafter, have at least two Directors (each, an "Independent Director") who is not (a) a director, officer or employee of any affiliate of the Corporation; (b) a person related to any officer or director of any affiliate of the Corporation; (c) a holder
(directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation; or (d) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the
Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors shall promptly appoint an
Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors;
provided, however, that the Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve; on the Board.

                                   ARTICLE VI

                    LIMITATIONS ON ACTIONS BY THE CORPORATION

     Notwithstanding any other provision of these Articles and any provision of law, the Corporation shall not do any of the following:

     (a) engage in any business or activity other than as set forth in Article
II hereof;

     (b) without the affirmative vote of a majority of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii)
consent to the institution of bankruptcy or insolvency proceedings against it,
(iii) file a petition seeking or consent for reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or a substantial past of its property, (v)
make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through
(vi) of this paragraph; provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent, or

     (c) without the unanimous affirmative vote of the members of the Board of
Directors of the Corporation, merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity, except for the acquisition of
Receivables of American Honda Finance Corporation ("American Honda") and the
sale of Receivables to one or more trusts in accordance with the terms of
Article II(b) hereof, on which there shall be no such restriction.

                                   ARTICLE VII

                                INTERNAL AFFAIRS

     The Corporation shall insure at all times that (a) it maintains separate corporate records and books of account from those of American Honda, and (b)
except as permitted by contract between the Corporation and American Honda with respect to deposits in certain accounts of collections of trade receivables of
American Honda that were not sold to the Corporation pursuant to an agreement between them, which will be promptly remitted to the owner thereof, none of the
Corporation's assets will be commingled with those of American Honda or any of their affiliates.

                                  ARTICLE VIII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in any manner now or hereafter provided herein or by statute; and, except as provided with respect to the indemnification of directors, all rights, preferences and privileges conferred by these Articles upon shareholders, directors on any other person are granted subject to such right; provided, however, that the Corporation shall not amend, alter, change or repeal any provision of Articles II and V through VIII (the
"Restricted Articles") without the unanimous vote of the full Board of Directors and provided, further, that the Corporation shall not amend or change any
Article so as to be inconsistent with the Restricted Articles.

                                   ARTICLE IX

          LIABILITY OF DIRECTORS FOR MONETARY DAMAGES; INDEMNIFICATION

     (a) The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The Corporation is authorized to provide indemnification of the
Directors and other agents of the Corporation (as defined in Section 317 of the
California General Corporation Law) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California
General Corporation Law subject only to the applicable limits set forth in
Section 204 of the California General Corporation Law.

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        AMERICAN HONDA RECEIVABLES CORP.
                            A CALIFORNIA CORPORATION

                                   ----------

Y. Kohama and R. Nakamura hereby certify that:

     1. They are the duly elected and acting president and secretary, respectively, of AMERICAN HONDA RECEIVABLES CORP., a California Corporation,

     2. The Articles of Incorporation of this corporation are amended and restated in full to read as set forth in Exhibit A hereto, which is incorporated herein by this reference and made a part hereof.

     3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with
Section 902 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the amendment and restatement of the Articles of Incorporation was 1,000; and the number of shares of each class voting in favor of the amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Corporation.

We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 5, 1995

                                        /s/ Y. Kohama
                                        ----------------------------------------
                                        Y. Kohama, President

                                        /s/ R. Nakamura
                                        ----------------------------------------
                                        R. Nakamura, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        AMERICAN HONDA RECEIVABLES CORP.
                            A CALIFORNIA CORPORATION

                                   ----------

Y. Takahashi and M. Tanaka hereby certify that:

     1.   They are the duly elected and acting president and secretary, respectively, of AMERICAN HONDA RECEIVABLES CORP., a California
          corporation (the "Corporation").

     2.   Paragraph (b) of Article H of the Articles of Incorporation of the
          Corporation (the "Articles of Incorporation") is amended to read as follows:

               (b) Notwithstanding paragraph (a) above, the purpose of the
          Corporation is limited to the following purposes, and activities incident to and necessary or convenient to accomplish the following purposes; (i) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, receivables arising out of or relating to the financing or sale of new or used motor vehicles, including automobiles, light duty trucks and recreational vehicles, monies due thereunder, security interests in the motor vehicles financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, the "Receivables"); (ii) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of certificates or notes or other evidences of indebtedness (the "Securities") that are collateralized by or evidence an interest in the Receivables; and (iii) to negotiate, authorize, execute, deliver and assume the obligations of any agreement relating to the activities set forth in clauses (i) and (ii)
          above, including but not limited to any pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement and to engage it any lawful activity which is incidental to the activities contemplated by any such agreement. So long as any outstanding debt of the Corporation or Securities are rated by any nationally recognized statistical rating organization, the Corporation shall not issue notes or otherwise borrow money unless (A) the
          Corporation has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating

          afforded such rated debt or Securities, or (B) such notes or borrowings (1) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) or are nonrecourse against any assets of the
          Corporation other than the assets pledged to secure such notes or borrowings, (2) do not constitute a claim against the Corporation in the event such assets are insufficient to pay such notes or borrowings, and (3) where such notes or borrowings are secured by the rated debt or Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) to such rated debt or Securities."

     3.   Article VII of the Articles of Incorporation is amended to read as follows:

                                INTERNAL AFFAIRS

               The Corporation shall insure at all times that

          (a)  it maintains separate corporate records, financial statements and books of account from those of American Honda and each other affiliate of the Corporation;

          (b)  except as permitted by contract between the Corporation and
               American Honda with respect to deposits in certain accounts of collections of trade receivables of American Honda that were not sold to the Corporation pursuant to an agreement between them, which will be promptly remitted to the owner thereof, none of the
               Corporation's assets will be commingled with those of American
               Honda or any of their affiliates and all such assets will be maintained so that such assets are readily identifiable as assets of the Corporation and not those of any other individual,
               partnership (whether general or limited), limited liability company, corporation, trust estate, association, nominee or other entity (collectively, "Person"), including maintaining the
               Corporation's own bank accounts separate from any other Person;

          (c)  it observes all corporate formalities, including maintaining minutes of the Corporation's meetings;

          (d)  it conducts its dealings with third parties, including American
               Honda and its subsidiaries and affiliates, and otherwise holds itself out to the public, in its own name, as a separate and independent entity;

          (e)  it uses separate stationary, invoices, and checks and, to the extent reasonably required in light of its contemplated business operations, maintains an office separate from the offices of
               American Honda and its subsidiaries and affiliates, and every other Person, and conspicuously identifies such office as its office;

          (f)  conducts its dealings with third parties, including American
               Honda and its subsidiaries and affiliates, and every other
               Person., on an arm-length's basis by, among other things, paying to any such third party fair value for shared overhead or for any services or leased premises provided by such third party or any of their employees or agents;

          (g)  it files its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group of another taxpayer;

          (h)  it pays its liabilities out of its funds and does not pay the liabilities of American Honda or any other Person out of its funds;

          (i)  it does not guarantee, become obligated on, hold itself out as being obligated or available to satisfy, acquire or assume the liabilities of American Honda, any of its subsidiaries or
               affiliates, or any of its subsidiaries or affiliates, or any other Person, or pledge its assets for the benefit of American
               Honda, any of its subsidiaries or affiliates, or any other
               Person;

          (j)  it corrects any known misunderstanding regarding the
               Corporation's separate and distinct legal identity and refrains from engaging in any activity that compromises the separate legal identity of the Corporation or the separateness of its assets;

          (k)  it ensures that its capitalization is adequate in light of its business and purpose;

          (l)  it maintains a sufficient number of employees in light of its contemplated business operations, pays the salaries of its employees, if any, out of its own funds, and, to the extent that it shares officers and employees with any affiliates, allocates fairly and reasonably the salaries of, and the expenses related to providing the benefits of, officers or other employees shared with such affiliate;

          (m)  if the business of the Corporation is so limited as to reasonably be conducted from the premises of an affiliate, it allocates fairly and reasonably any overhead for office space shared with any subsidiary or any other affiliate;

          (n)  it does not identify itself as being a division or a part of
               American Honda or any other Person, and it does not permit
               American Honda or any other Person to identify the Corporation as being a division or a part of American Honda or any other Person;

          (o)  it does not acquire any securities or obligations of American
               Honda or any other affiliate of American Honda (other than
               Securities issued pursuant to Article II hereof); and

          (p)  it causes its financial statements to be prepared in accordance with U.S. generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities;

          provided, however, that failure by the Corporation to comply with any of the foregoing shall not affect the status of the Corporation as a separate legal entity.

     4. The foregoing amendments of the Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

     5. The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of Shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the
Corporation is 1,000, consisting of a single class; and the number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of the
Corporation.

     We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 31, 2003

                                        /s/ Y. Takahashi
                                        ----------------------------------------
                                        Y. Takahashi, President

                                        /s/ M. Tanaka
                                        ----------------------------------------
                                        M. Tanaka, Secretary